Exhibit 99.1

WisdomTree to Acquire Atlantic House Holdings Limited, Expanding Global ETF Lineup with Defined Outcome and Derivatives Capabilities

Adds scaled derivatives ETF capabilities to accelerate growth in defined outcome strategies

Expands WisdomTree’s Models and Portfolio Solutions capabilities and strengthens UK distribution presence

NEW YORK & LONDON, 16 March 2026 – WisdomTree, Inc. (NYSE: WT), a global financial innovator, today announced that it has entered into a definitive agreement to acquire Atlantic House Holdings Limited (“Atlantic House”), a London-based systematic manager specializing in defined outcome and derivatives-driven investment strategies, with approximately £4.11 billion (approximately $5.5 billion) in assets under management.

The acquisition advances WisdomTree’s strategy of combining strong organic growth with disciplined inorganic expansion and enhances its long-term growth profile through expanded product capabilities, broader distribution, and a deeper model portfolio footprint.

Key Highlights:

•	Expands global defined outcome and derivatives ETF capabilities, accelerating product innovation and launch capacity

•	Extends WisdomTree’s Models and Portfolio Solutions platform into the UK wealth market

•	Enhances cross-distribution through established UK adviser relationships and broader European reach

•	Accelerates growth, diversifies revenues and expands revenue yields and margins

•	Modestly accretive in 2026, with future upside from revenue synergies and operating scale

The purchase price is £150 million (approximately $200 million), payable at closing, subject to customary adjustments. The transaction is expected to close in Q2 2026, subject to approvals, financing and other customary closing conditions.

Strategic Rationale:

Advancing Active ETF and Defined Outcome Capabilities

The acquisition strengthens WisdomTree’s position in one of the fastest-growing segments of asset and wealth management by bringing in house established derivatives and systematic investment expertise with a proven track record. It expands the firm’s ability to design, launch and scale differentiated active ETFs and outcome-oriented strategies across global markets.

1 Source: Atlantic House, as of March 11, 2026

Expanding Models and Portfolio Solutions Platform

The acquisition also extends WisdomTree’s Models and Portfolio Solutions platform into the UK, building on established momentum in the United States. The added scale enhances portfolio construction capabilities, supports asset durability within the wealth channel and improves the resilience and quality of the firm’s revenue mix over time.

Expanding UK Adviser Distribution with Global Application

Atlantic House brings established relationships across the UK independent financial adviser market, enhancing WisdomTree’s distribution reach and supporting accelerated growth. This mirrors WisdomTree’s successful integrations of Boost ETP in 2014 and ETF Securities in 2018, where existing relationships helped scale the UCITS platform to approximately $15 billion in assets2.

Disciplined and Growth-Oriented Transaction

The acquisition is expected to be modestly accretive and is consistent with WisdomTree’s disciplined capital allocation framework. By combining complementary product capabilities and distribution strengths, the transaction positions the firm for incremental revenue growth through product expansion, cross-distribution and enhanced model portfolio capabilities.

Jonathan Steinberg, WisdomTree’s Founder and CEO, said, “Atlantic House strengthens WisdomTree across multiple dimensions. It enhances our defined outcome and derivatives capabilities, expands our Models and Portfolio Solutions platform in the UK, and deepens our presence within the wealth channel. Importantly, it aligns with our disciplined capital allocation framework while positioning the firm for incremental revenue growth. This transaction also advances our multi-year strategy to build a more diversified and higher-quality growth platform, expanding on WisdomTree’s 2025 acquisition of Ceres Partners, LLC and our strategic entry into private markets.”

Tom May, Chief Executive Officer of Atlantic House, added, “Joining WisdomTree enables us to enhance our investment offering through WisdomTree’s extensive research capabilities and distribution platform. We see a significant opportunity to broaden access to our strategies across Europe and the United States, while continuing to serve our existing clients with the same disciplined approach and investment philosophy. Our products will continue to be managed by the same investment team, under my leadership as Global CIO, Outcome and Derivative Strategies at WisdomTree.”

Following the closing of the transaction, Atlantic House’s investment team will continue to manage existing strategies while working with WisdomTree to expand capabilities across ETF and model portfolio platforms.

2 Source: WisdomTree as of March 11, 2026

Alexis Marinof, CEO, Europe, WisdomTree, said, “This acquisition represents an important step in our global growth strategy. Atlantic House has built a differentiated defined outcome, derivatives and model platform with a disciplined investment approach and established client relationships, aligning closely with our strategy to deliver scalable, innovative capabilities to meet evolving client needs. We look forward to welcoming the team to WisdomTree.”

This transaction advances WisdomTree’s strategy of expanding in structurally growing segments of asset management, including active ETFs, outcome-oriented alternatives and managed models. By integrating differentiated derivatives expertise with its global distribution network, the firm enhances its ability to innovate across public markets while deepening its presence in the wealth channel. Together with its existing strengths in ETFs, private markets and tokenization, the acquisition strengthens the firm’s capacity to deliver differentiated exposures and long-term value for clients and stockholders.

Following the completion of the transaction, it is anticipated that WisdomTree will manage approximately $163 billion3 in assets globally.

Advisors

Goodwin Procter LLP is acting as legal counsel to WisdomTree. Piper Sandler & Company is serving as exclusive financial advisor to Atlantic House and DAC Beachcroft LLP and Ogilvy & Wachtel are acting as legal counsel to the shareholders of Atlantic House.

About WisdomTree

WisdomTree is a global financial innovator, offering a diverse suite of exchange-traded products (ETPs), models and solutions, private market investments and digital asset-related products. Our offerings empower investors to shape their financial future and equip financial professionals to grow their businesses. Leveraging the latest financial infrastructure, we create products that emphasize access and transparency and provide an enhanced user experience. Building on our heritage of innovation, we offer next-generation digital products and services related to tokenized real world assets and stablecoins, as well as our institutional platform, WisdomTree Connect™, and blockchain-native digital wallet, WisdomTree Prime®*, and have expanded into private markets through the acquisition of Ceres Partners’ U.S. farmland platform.

* The WisdomTree Connect institutional platform and WisdomTree Prime digital wallet and digital asset services are made available through WisdomTree Digital Movement, Inc., a federally registered money services business, state-licensed money transmitter and financial technology company (NMLS ID: 2372500) or WisdomTree Digital Trust Company, LLC, and may be limited where prohibited by law. WisdomTree Digital Trust Company, LLC is chartered as a limited purpose trust company by the New York State Department of Financial Services to engage in virtual currency business. Visit https://www.wisdomtreeconnect.com, https://www.wisdomtreeprime.com or the WisdomTree Prime mobile app for more information.

3 Source: WisdomTree and Atlantic House as of March 11, 2026

WisdomTree currently has approximately $157 billion in assets under management globally, inclusive of assets managed by Ceres Partners, LLC as of the last reportable period.

For more information about WisdomTree, WisdomTree Connect and WisdomTree Prime, visit: https://www.wisdomtree.com.

Please visit us on X at @WisdomTreeNews.

WisdomTree® is the marketing name for WisdomTree, Inc. and its subsidiaries worldwide.

PRODUCTS AND SERVICES AVAILABLE VIA WISDOMTREE CONNECT AND WISDOMTREE PRIME:

NOT FDIC INSURED | NO BANK GUARANTEE | NOT A BANK DEPOSIT | MAY LOSE VALUE | NOT SIPC PROTECTED | NOT INSURED BY ANY GOVERNMENT AGENCY

The products and services available through WisdomTree Connect and the WisdomTree Prime app are not endorsed, indemnified or guaranteed by any regulatory agency.

About Atlantic House

Atlantic House is a leading derivatives-based investment manager, supporting multi-asset investors globally in building more predictable, resilient, and effective portfolios.

Specialising exclusively in derivatives, the firm combines deep expertise with robust risk management to deliver efficient, innovative, and tailored investment solutions. This focus allows clients to navigate uncertainty with confidence.

Atlantic House manages a range of market-leading strategies designed to meet specific investment objectives. These include the £2.5 billion Atlantic House Defined Returns Fund, the cornerstone of the firm’s Defined Return capability, alongside specialist strategies in Liquid Alternatives, Equity Replacement, Fixed Income, and Hedging, as well as bespoke structured notes offered through the firm’s solutions business.

About Albemarle Street Partners

Albemarle Street Partners, a part of Atlantic House, provides multi-asset solutions and acts as a trusted partner to independent financial advisers. With a disciplined and academically robust investment approach, they offer responsible, high-quality investment solutions, including multi-asset funds and model portfolios that reflect each adviser’s unique advice philosophy.

Committed to supporting advisers’ propositions and long-term business growth, Albemarle Street Partners looks to deliver consistent outcomes while providing excellent service and value for money.

Backed by an experienced team, the firm seeks to make a positive impact for advisers and their clients.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our ability to achieve our financial and business plans, goals and objectives and drive stockholder value, including with respect to our ability to successfully implement our strategic goals relating to our acquisition of Atlantic House and other risk factors discussed from time to time in WisdomTree’s filings with the Securities and Exchange Commission (“SEC”), including those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, filed with the SEC on February 25, 2026, and in subsequent reports filed with or furnished to the SEC. These forward-looking statements are based on WisdomTree’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside WisdomTree’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Forward-looking statements included in this release speak only as of the date of this release. WisdomTree does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release except as may be required by the federal securities laws.

Contact Information

Media Relations

WisdomTree, Inc.

Jessica Zaloom

+1.917.267.3735

jzaloom@wisdomtree.com

Arran Fano

WisdomTree Europe

+44 20 7448 4336

afano@wisdomtree.com

Investor Relations

WisdomTree, Inc.

Jeremy Campbell

+1.917.267.3859

Jeremy.Campbell@wisdomtree.com

Category: Business Update